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                                                                   EXHIBIT 10(i)




                         VEHICLE LEASE SERVICE AGREEMENT


Silsbee Trading and Transportation Corp., a Texas Corporation, (hereinafter "STTC", with an address at P. O. Box 695, Silsbee, Texas 77656, agrees to lease to South Hampton Refining Co., a Texas Corporation, (hereinafter "SHRCO"), with an address at P. O. Box 1636, Silsbee, Texas 77656, which agrees to lease from STTC the Vehicles and equipment described in Schedule "A" attached hereto. The term of the lease shall begin on October 1, 1989, and shall continue for a period of five (5) years unless terminated early as provided in the lease.

Upon expiration or termination of the Vehicle lease, SHRCO shall return the vehicles to STTC at its location at Highway 418 in Hardin County, Texas, in the same condition and appearance as when received, ordinary wear and tear excepted. Any holding over after the expiration of the Vehicle lease shall be on a week-to-week basis and subject to all the terms of this Lease.

          1. MAINTENANCE AND REPAIR. STTC agrees, at its own cost and expense, to provide with respect to the Vehicles leased, at STTC facilities: (a) all preventive maintenance, replacement parts, and repairs to keep the Vehicles in good repair and operating condition; (b) oil and lubricants necessary for the efficient operation of the Vehicles; (c) all necessary tires and tubes; (d) road service due to mechanical and tire failures; (e) periodic exterior washing; (f) initial painting and lettering of each Vehicle according to SHRCO specifications at the time the Vehicle is placed into service, at a cost not exceeding the per-vehicle allowance specified in Schedule "A". In the event any Vehicle shall be disabled for any reason, SHRCO and/or its driver shall immediately notify STTC. SHRCO agrees that it will not cause or permit any person other than STTC or persons authorized by STTC to make any repairs or adjustments to a Vehicle, and shall abide by its directions concerning emergency repairs. In the event a Vehicle is disabled due to mechanical or tire failure, STTC shall, within a reasonable period of time after receipt of notification, properly repair, or cause the repair of, the Vehicle. STTC shall have no responsibility for any repair or service to a Vehicle away from its facilities unless authorized by STTC and documented by a properly receipted and itemized bill for such repairs or services, listing the Vehicle number.

          SHRCO will cause its drivers to report any trouble concerning the Vehicle not later than the date of occurrence on forms provided by STTC and to check oil and coolant levels in each Vehicle on a daily basis to prevent damage.

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VEHICLE LEASE SERVICE AGREEMENT                                           PAGE 2


          STTC will provide for inspections, preventive maintenance, and routine repairs in such a manner and at such times as to minimize the disruption of the normal use of the Vehicle. STTC will pick up the Vehicles at SHCRO's location on Highway 418 in Hardin County, Texas, and return them to the same location after repairs or maintenance is completed.

          2. FUEL. STTC will provide all fuel required for the operation of the Vehicles and will rebill the costs to SHRCO, prepare and file fuel tax returns, provided SHRCO submits weekly to STTC all driver trip records, original fuel receipts or invoices, and any other information necessary for the preparation of such fuel tax returns. SHRCO shall reimburse STTC for any additional charges, assessment, tax, penalty, or credit disallowed as a result of untimely or improper submission of such information by SHRCO.

          3. LICENSES, TAXES AND PERMITS. STTC shall, at its own expense, register and title each Vehicle, and pay for any Vehicle inspection fees, in the state of domicile of such Vehicle for the licensed weight. STTC shall also pay the Federal Highway Use Tax and all personal property tax applicable to such Vehicle in that domicile state. If permitted by law, STTC shall obtain, at SHCRO's expense, other vehicle licenses, registrations, or pro-rate or state reciprocity plates, as SHRCO may request. Any increase in these rates or fees or change in the method of assessment over the allowance shown in Schedule "A" will be paid for by SHRCO.

          Other than as set forth above, SHRCO shall pay for all permits, plates, special licenses, fees, or taxes (including any penalties or interest) required by SHRCO's business or now or hereafter imposed upon the operation or use of the Vehicles, or on this lease or on the charges accruing under this lease, including, but not limited to, sales or use taxes, mileage or ton mileage taxes, highway and bridge tolls, and any new and/or additional taxes and fees. SHRCO shall also pay for all fuel taxes paid by STTC in excess of the fuel taxes which would have been payable with respect to the fuel used by SHRCO had such fuel been purchased in the state of consumption.

          4. LEASE CHARGES. SHRCO agrees to pay STTC the charges provided for under this lease within fifteen (15) days of STTC's rendering of an invoice, without deduction or offset. STTC will invoice SHRCO on a semi-monthly basis, including the billing of fixed charges in advance, and payment shall be made to the location designated by STTC. Unless SHRCO shall protest the correctness of any invoice within seven (7) days of its receipt, SHRCO agrees that such

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VEHICLE LEASE SERVICE AGREEMENT                                           PAGE 3



invoice shall be presumed to be correct. SHRCO shall provide STTC with mileage readings for each Vehicle within twenty-four (24) hours after the end of each week or as otherwise agreed upon. Mileage shall be determined by means of a standard mileage recording device attached to the Vehicle. In the event such device fails to function or becomes detached, the mileage shall be determined on the basis of the fuel consumed and the average daily mileage for the preceding thirty (30) days or by another reasonable method. Should SHRCO fail to pay any charges when due, SHRCO shall pay interest on such delinquent amounts at one and one-half percent (1-1/2%) per month or the maximum permissible rate allowed in the jurisdiction in which SHRCO's principal place of business is located, whichever is lower, from the date on which payment was due until paid, together with all expenses of collection and reasonable attorneys' fees. This interest charge shall not be construed as an agreement to accept late payments.

          5. VEHICLE USE AND DRIVERS. SHRCO shall use the Vehicle only in the normal and ordinary course of its business and operations and in a careful, non-abusive manner, and not beyond its capacity, and SHRCO shall not make any alterations to the Vehicle without STTC's prior written consent.

          Subject to the terms of this lease, from the time of delivery to SHRCO of any Vehicle covered by this lease, SHRCO shall have exclusive possession, control, supervision and use of the Vehicle until its return to STTC. SHRCO agrees that all Vehicles shall be operated by safe, qualified, properly licensed drivers, who shall conclusively be presumed to be SHRCO's agent, servant or employee only, and subject to its exclusive direction and control. The Vehicles shall not be operated: (a) by a driver in possession of or under the influence of alcohol or any controlled drug, substance, or narcotic; (b) in a reckless or abusive manner; (c) off an improved road; (d) on an underinflated tire; (e) improperly loaded or loaded beyond maximum weight; or (f) in violation of any applicable laws, ordinances, or rules; and SHRCO shall protect, defend, indemnify and hold STTC harmless from and against all fines, claims, forfeitures, judgements, seizures, confiscations or penalties arising out of any such occurrence. SHRCO will be responsible for all expenses for removing or towing any mired or snowbound Vehicle. SHRCO agrees not to use or cause any Vehicle to be used for the transportation of hazardous materials as defined by regulations promulgated by the United States Department of Transportation, unless otherwise agreed to in writing by STTC, nor for any illegal purpose. SHRCO will cause each Vehicle to be stored in a safe location.

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VEHICLE LEASE SERVICE AGREEMENT                                           PAGE 4


          Upon receipt of a written complaint from STTC specifying any reckless, careless or abusive handling by any driver of the Vehicle(s), SHRCO shall prohibit the driver so identified from operating the Vehicle(s). In the event that SHRCO shall fail to do so or shall be prevented from so doing by any agreement with anyone on the driver's behalf, SHRCO shall reimburse STTC in full for any loss and expense incurred by STTC as a result of operation or use of the Vehicle(s) by such driver; and SHRCO shall protect, defend, indemnify and hold STTC and its partners harmless from and against any costs, expenses or damages arising out of the operation of any Vehicle(s) by such driver, notwithstanding that STTC may be designated in this lease as responsible for extending liability coverage or assuming the risk of loss of, or damage to, the Vehicle. SHRCO authorizes STTC to investigate the driving record of each driver and test such driver with respect to his ability to operate the Vehicle to which he will be assigned, without prejudice to any right or remedy of STTC under this lease. The drivers shall be selected and employed by SHRCO. STTC will have no responsibility for compensation, supervision or control of such drivers.

          6. PHYSICAL DAMAGE TO VEHICLES. SHRCO assumes the risk of loss of, or damage to, the Vehicle(s) covered by this lease from any and every cause whatsoever, including, but not limited to, casualty, collision, upset, fire, theft, malicious mischief, vandalism, graffiti, glass breakage, and mysterious disappearance, except as otherwise provided in this lease. SHRCO shall, at its sole cost, procure and maintain an automobile collision and comprehensive insurance policy protecting STTC against any and all loss or damage to the Vehicles covered by this lease, in form and amount satisfactory to STTC, which policy shall provide that losses, if any, shall be payable to STTC and/or its assignee. SHRCO shall deliver to STTC all policies of insurance, or evidence satisfactory to STTC of such coverage, prior to delivery to SHRCO of any Vehicle covered by this lease. Each insurer shall agree, by endorsement upon the policy issued by it, or by an independent document provided to STTC, that it shall give STTC thirty (30) days' prior written notice of the effective date of any alteration or cancellation of such policy, and that such notice shall be sent by registered or certified mail postage prepaid, return receipt requested, to STTC,
P. O. Box 695, Silsbee, Texas 77656.

          7. LIABILITY COVERAGE. SHRCO shall, at its sole cost, provide liability coverage for SHRCO and STTC and their respective agents, servants and employees, in accordance with the standard provisions of a basic automobile liability insurance policy as required in the jurisdiction in which the Vehicle is operated, against liability for bodily injury, including death, and property damage arising out of

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VEHICLE LEASE SERVICE AGREEMENT                                           PAGE 5



the ownership, maintenance, use and operation of the Vehicle(s) with limits of at least a combined single limit of $5,000,000 per occurrence (except that STTC shall not be liable for damage to property left, stored, loaded, or transported in, upon, or by the Vehicle). Such coverage shall be primary and not excess or contributory and shall be in conformity with the basic requirements of any applicable No-Fault or uninsured motorist laws, but does not include "Uninsured Motorist" or supplementary "No-Fault", or optional coverage. Such coverage, if the obligation of SHRCO, shall be in a form acceptable to STTC and SHRCO shall deliver all policies of insurance, or evidence satisfactory to STTC of such coverage, prior to delivery to SHRCO of any Vehicle covered by this lease. Each insurer shall agree, by endorsement upon the policy issued by it, or by an independent document provided to STTC, that it shall give STTC thirty (30) days' prior written notice of the effective date of any alteration or cancellation of such policy and that such notice shall be sent in the manner contemplated by
Article 6.

          SHRCO shall notify STTC as well as SHRCO's insurance company, of any loss of, or damage to, or accident involving any Vehicle, immediately by telephone, and in writing as soon as practicable thereafter, and to cooperate fully in the investigation, prosecution and/or defense of any claim or suit and to do nothing to impair or invalidate any applicable liability, physical damage or cargo coverage.

          SHRCO shall provide in each vehicle proof of financial responsibility.

          8 . INDEMNIFICATION. SHRCO shall protect, defend, indemnify and hold harmless STTC and its partners and its agents, servants and employees from any and all claims, suits, costs, damages, expenses and liabilities arising from:
(a) SHRCO's failure to comply with its obligations to governmental bodies having jurisdiction over SHRCO and the Vehicles or its failure to comply with the terms of this lease, or the use, selection, possession, maintenance, and/or operation of the Vehicle; (b) any liability imposed upon or assumed by SHRCO under any Workers' Compensation Act, plan or contract and any and all injuries (including death) or property damage sustained by SHRCO or any driver, agent, servant or employee of SHRCO; or (c) SHRCO's failure to properly operate or maintain a trailer or other equipment not leased by STTC under this lease, or properly connect any trailer or other equipment. Where the Vehicle is operated with a trailer or other equipment not leased by STTC under this lease, then SHRCO warrants that such trailer or other equipment shall be in good operating condition compatible in all respects with the Vehicle with which it is to be used and in compliance with all laws and regulations covering the trailer or other equipment.

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VEHICLE LEASE SERVICE AGREEMENT                                           PAGE 6



          9. ACCEPTANCE OF VEHICLES. If subsequent to the date of preparation of the Schedule "A", any law, rule, or regulation shall require the installation of any additional equipment or accessories, including, but not limited to, anti-pollution and/or safety devices, or in the event that any modification of the Vehicle shall be required by virtue of such law, rule or regulation, STTC and SHRCO agree to cooperate in arranging for the installation of such equipment or the performance of such modifications and SHRCO agrees to promptly pay the full cost thereof, including any additional maintenance expenses upon receipt of an invoice for same.

          10. FORCE MAJEURE. STTC shall incur no liability to SHRCO for failure to perform any obligation under this lease caused or contributed to by events beyond STTC's reasonable control, such as, but not limited to, war, fire, governmental regulations, labor disputes, manufacturer, supplier or transportation shortages or delays, or fuel allocation programs.

          11. VEHICLE TITLE. Title to the Vehicles and all equipment delivered to SHRCO under this lease shall remain in STTC or its designee. SHRCO shall, at all times, at its sole cost, keep the Vehicles and related equipment free and clear from all liens, encumbrances, levies, attachments or other judicial process from every cause whatsoever, (other than a claimant through an act of STTC), and shall give STTC immediate written notice thereof and shall indemnify and hold STTC harmless from any loss or damage, including attorneys' fees, caused thereby.

          12. DEFAULT BY SHRCO AND REMEDIES. In the event SHRCO shall fail or refuse to pay any charges under this lease when due, or perform or observe any other term of this lease for five (5) days after written notice is sent to SHRCO by STTC, or if SHRCO or any guarantor of SHRCO'S obligations shall become insolvent or make a bulk transfer of its assets or make an assignment for the benefit of creditors, or if SHRCO or any guarantor of SHRCO's obligations shall file or suffer the filing against it of a petition under the Bankruptcy Act or under any other insolvency law or law providing for the relief of debtors, or if any representation or warranty made by SHRCO herein or any document furnished by SHRCO or a guarantor of SHRCO's obligations shall prove to be incorrect in any material respect, STTC shall be entitled to pursue the remedies specified in the following paragraph.

          Upon the happening of one of the preceding Events of Default, STTC may, with or without terminating this lease, with or without demand or notice to SHRCO, and with or without any court order or process of law, take immediate possession of, and remove, any and all

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VEHICLE LEASE SERVICE AGREEMENT                                           PAGE 7


Vehicles covered by this lease wherever located, and/or retain and refuse to deliver, and/or re-deliver to SHRCO, the Vehicle(s), without STTC being liable to SHRCO for damages caused by such taking of possession.

          In addition, STTC may proceed by appropriate court action to enforce the terms of this lease or to recover damages for the breach of any of its terms.

          In the event STTC takes possession of or retains any Vehicle and there shall, at the time of taking or retention, be in, upon or attached to the Vehicle any property or things of a value belonging to SHRCO or in SHRCO's custody or control, STTC is authorized to take possession of such items and either hold the items for SHRCO or place them in public storage for SHRCO, at SHRCO's sole cost and risk of loss or damage.

          13. ADJUSTED COST. The parties hereto recognize that the lease rates provided for in this lease are based upon STTC's current costs and that such costs may fluctuate. Accordingly, STTC and SHRCO agree that for each rise or fall of one percent (1%) in the Consumer Price Index for All Urban Consumers for the United States, published by the United States Department of Labor, Bureau of Labor Statistics, or any successor index designated by STTC, above or below the Consumer Price Index figure applicable for each leased Vehicle as shown on Schedule "A", the fixed lease charges and the basic mileage charges (excluding fuel) shall be adjusted upward or downward.

          All increases under this Article shall be cumulative and shall be calculated only on the charges initially shown on the Vehicle's Schedule "A". Upon adjustment, the fixed lease charge shall be rounded off to the nearest whole cent.

          14. NON-LIABILITY FOR CONTENTS. STTC shall not be liable for loss of, or damage to, any cargo or other property left, stored, loaded or transported in, upon, or by any vehicle furnished to SHRCO pursuant to this lease at any time or place, and SHRCO agrees to protect, indemnify, defend and hold STTC and its partners harmless from and against any claims for such loss or damage.

          15. ASSIGNMENT AND SUBLETTING. Without prior written consent of STTC, which consent will not be unreasonably withheld, SHRCO shall not voluntarily or involuntarily assign or pledge this lease or the Vehicles, or sublet, rent or license the use of the Vehicles, or cause or permit the Vehicles to be used by anyone other than SHRCO or its agents, servants or employees.

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VEHICLE LEASE SERVICE AGREEMENT                                           PAGE 8


          This lease and any Vehicles, rent or other sums due or to become due hereunder may be assigned or otherwise transferred, either in whole or in part, by STTC, without affecting any obligations of SHRCO and, in such event, the right of SHRCO shall be subject to any lien, security interest or assignment given by STTC in connection with the ownership of the Vehicle(s), and the transferee or assignee shall have all of the rights, powers, privileges and remedies of STTC.

          16. DISCLAIMER. STTC MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY VEHICLE COVERED BY THIS LEASE. STTC SHALL NOT BE LIABLE FOR LOSS OF SHRCO'S PROFITS OR BUSINESS, LOSS OR DAMAGE TO CARGO, DRIVER'S TIME, OR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

          17. MISCELLANEOUS. This lease and the schedules and/or riders attached hereto shall constitute the entire agreement between the parties and to be binding on STTC must be signed by an officer of STTC. This document shall constitute an agreement of lease and nothing shall be construed as giving to SHRCO any right, title or interest in any of the Vehicles or related equipment, except as lessee only. Upon execution of this lease by STTC and SHRCO, the lease shall be binding on the respective parties and their legal representative, successors and assigns. Its terms shall not be amended or altered by failure of either party to insist on performance, or failure to exercise any right or privilege, or in any manner unless such amendment or alteration is in writing and signed on behalf of the parties hereto. This lease shall supersede any and all proposals or agreement, written or verbal, between the parties, relating to the subject matter of this lease and may not be modified, terminated or discharged, except in writing and signed by the party against whom the enforcement of the discharge, modification or termination is sought. Any notice given under this lease shall be in writing and sent by registered or certified mail to STTC or to SHRCO, as the case may be, to the addresses set forth in this lease, or to such other addresses as are designated in writing by either party. This lease is to be interpreted, construed and enforced in accordance with the laws of the State of Texas. In the event any of the terms and provisions of this lease are in violation of or prohibited by any law, statute, regulation or ordinance of the United States and/or state or city where the lease is applicable, such terms and provisions shall be deemed amended to conform to such law, statute, regulation or ordinance without invalidating any of the other terms and provisions of this lease.

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VEHICLE LEASE SERVICE AGREEMENT                                           PAGE 9



          IN WITNESS WHEREOF, the parties shall cause this lease to be executed by their authorized representative this 28th day of September, 1989.



SILSBEE TRADING & TRANSPORTATION        SOUTH HAMPTON REFINING CO.
CORPORATION


By /s/ [ILLEGIBLE]                      By /s/ [ILLEGIBLE]
  ------------------------------          -------------------------------

Its Vice President                      Its President
   -----------------------------           ------------------------------



WITNESSED OR ATTESTED BY:               WITNESSED OR ATTESTED BY:

/s/ SANDRA J. BARNES                    /s/ EVELYN SIMS
--------------------------------        ---------------------------------

                           VEHICLE AND EQUIPMENT LEASE
                                  SCHEDULE "A"


6 Trucks; 3 W/Sleepers, 3 WO/Sleepers @ $ 2,200                    $  13,200

  I.D.#            Description               VIN
  -----            -----------               ---
  104              `78 Mack Truck            R686ST 20724
  105              `78 Mack Truck            R686ST 20725
  106              `80 Mack Truck            R686ST 34834
  107              `80 Mack Truck            R686ST 34835
  108              `81 Mack Truck            1M2N178Y6BA073629
  109              `89 Mack Truck            1M2N188Y9KW028029

4 #306 Trailers @ $ 885                                              $  3,540

  A2               `73 Trailmaster Trailer   73018
  A3               `74 Trailmaster Trailer   74067
  A4               `77 Trailmaster Trailer   77030
  A5               `77 Trailmaster Trailer   77182

4 #307 Trailers @ $ 885                                             $  3,540

  AP22             `70 Gorbett Trailer       70089F
  AP25             `73 Trailmaster Trailer   73014
  AP26             `73 Trailmaster Trailer   73015
  AP27             `73 Trailmaster Trailer   73028

3 LPG Trailers @ $ 1,200                                            $  3,600

  SP182            `72 Dalworth Trailer      TP51480
  SP183            `86 Enderby Anderson      1DZTA442XGG451111
  SP184            `69 Lubbock LPG Trailer   57124

Tanks # 62 and # 63       2,500 Barrels Each (Cone Roof)            $    600
Tank 47                   1,000 Barrels (Pressure)                  $    160
Tank B-1                  25,000 Gallons (Pressure)                 $     85
2 Mole Sieve Vessels                                                $    300
                                                                      ------
                          Per Month                                 $ 25,000
                                                                      ======

Other services to be provided and covered by the Lease payments include:

(1) Equipment will be picked up and returned to SHRCO yard on Highway
    418. Maintenance will be scheduled around operating requirements where possible.

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VEHICLE AND EQUIPMENT LEASE                                               PAGE 2
SCHEDULE "A"


(2) Painting and lettering allowance of $3300.00 annually in total is included in the above figures. Any excess will be charged SHRCO.

(3)  License and Taxes allowance of:

         (a)  $2005.00 each annually for tractors

         (b)  $420.00 each annually for 307 trailers

         (c)  $600.00 each annually for LPG trailers

     License and Taxes allowance is included in the above charges. Amounts in excess shall be charged SHRCO.

(4) None of the above vehicles are subject to any other lease, memo, or agreement which has been filed with the Department of Public Safety.

(5)  The above vehicles are for the transportation of petroleum products.